UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 1, 2007

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                              North Valley Bancorp
             (Exact name of registrant as specified in its charter)


           California                   0-10652                  94-2751350
(State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


                    300 Park Marina Circle, Redding, CA 96001
              (Address of principal executive offices) (Zip Code)


                                 (530) 226-2900
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

         On April 11, 2007, Sterling Financial Corporation ("Sterling") and North Valley Bancorp ("North Valley"), the parent company of North Valley Bank, announced that they had entered into an Agreement and Plan of Merger dated April 10, 2007 (the "Merger Agreement"), pursuant to which North Valley will merge with and into Sterling, with Sterling being the surviving corporation. One of the conditions to closing of the Merger is approval of the North Valley shareholders.

         At a special meeting of shareholders held on July 31, 2007, the shareholders of North Valley approved the principal terms of the Merger Agreement, including the proposed merger of North Valley with and into Sterling. Approval required a majority vote of all shares of North Valley common stock outstanding and entitled to vote on the record date for the special meeting. Consummation of the transactions contemplated by the Merger Agreement remains subject to the satisfaction of certain additional closing conditions, including the receipt of all necessary regulatory approvals. Applications for such approvals have been submitted and are currently pending. At present, Sterling and North Valley expect the closing to occur during the third quarter, ending September 30, 2007. On the effective date of the Merger, each share of North Valley common stock will be converted into 0.7364 shares of Sterling common stock and $2.80 in cash, subject to certain conditions described in the Merger Agreement. In addition, each outstanding option to purchase shares of North Valley common stock will be assumed and converted into an option to purchase
0.8261 shares of Sterling common stock. The parties have agreed to pay termination fees in the event the Merger Agreement is terminated under certain conditions.


         Additional Information and Where to Find It
         -------------------------------------------

         Sterling filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") which became effective on June 22, 2007, and on June 29, 2007, North Valley mailed a proxy statement/prospectus to its shareholders containing information about the proposed merger of North Valley with and into Sterling. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials filed with the SEC because they contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement filed by Sterling and the proxy statement/prospectus mailed to the North Valley shareholders, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the documents filed with the SEC (when they become available) at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, or by telephone at
(530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.novb.com.


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

         A copy of the joint press release issued by Sterling and North Valley on August 1, 2007 announcing the approval of the principal terms of the Merger Agreement by the North Valley shareholders is included as Exhibit 99.139 to this report.

Item 9.01.  Financial Statements and Exhibits.

            (c)   Exhibits

                  99.139   Joint Press Release dated August 1, 2007



                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       North Valley Bancorp
                                       --------------------
                                       (Registrant)


August 1, 2007                         By: /s/ KEVIN R. WATSON
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    Date                                   Kevin R. Watson
                                           Executive Vice President/Chief
                                           Financial Officer


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